SCHEDULE A

Amended as of May 31, 2018

to the

EXPENSE LIMITATION AGREEMENT

dated November 20, 2013 between

THE ADVISORS’ INNER CIRCLE FUND II

and

FROST INVESTMENT ADVISORS, LLC

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

Name of Fund	Share Class	Maximum Annual Operating Expense Limit	Initial Term End Date
Frost Growth Equity Fund	Investor Class Shares	1.50%	November 30, 2014
	Institutional Class Shares	1.25%	November 30, 2014
Frost Value Equity Fund	Investor Class Shares	1.50%	November 30, 2014
	Institutional Class Shares	1.25%	November 30, 2014
Frost Mid Cap Equity Fund	Investor Class Shares	1.80%	November 30, 2014
	Institutional Class Shares	1.55%	November 30, 2014
Frost Total Return Bond Fund	Investor Class Shares	1.20%	November 30, 2014
	Institutional Class Shares	0.95%	November 30, 2014
	A Class Shares	1.35%	November 30, 2019
Frost Credit Fund	Investor Class Shares	1.25%	November 30, 2014
	Institutional Class Shares	1.00%	November 30, 2014
	A Class Shares	1.40%	November 30, 2019
Frost Low Duration Bond Fund	Investor Class Shares	1.20%	November 30, 2014
	Institutional Class Shares	0.95%	November 30, 2014

ACKNOWLEDGED AND ACCEPTED BY:

THE ADVISORS’ INNER CIRCLE FUND II

/s/ Dianne Descoteaux
Name: Dianne Descoteaux
Title: VP & Secretary

FROST INVESTMENT ADVISORS, LLC

/s/ Tom L. Stringfellow
Name: Tom L. Stringfellow
Title: President